Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: For CenturyTel Tony Davis 1-318-388-9525 tony.davis@centurytel.com	For EMBARQ Analysts & Investors Trevor Erxleben 1-866-591-1964 investorrelations@embarq.com Media Francisco Ybarra 1-913-345-6529 francisco.a.ybarra@embarq.com

CENTURYTEL AND EMBARQ AGREE TO MERGE

Combination Creates Leading Communications Company

Monroe, LA and Overland Park, KS – October 27, 2008 – CenturyTel, Inc. (NYSE: CTL) and Embarq Corporation (NYSE: EQ) announced today that their Boards of Directors have approved a definitive agreement under which CenturyTel will acquire EMBARQ in a tax free, stock-for-stock transaction creating one of the leading communications companies in the United States.

Under the terms of the agreement, EMBARQ shareholders will receive 1.37 CenturyTel shares for each share of EMBARQ common stock they own. Based on the closing stock price for CenturyTel on October 24, 2008, this consideration would be equivalent to $40.42 of CenturyTel stock for each EMBARQ share, representing a premium to EMBARQ shareholders of approximately 36% over EMBARQ’s closing stock price on October 24, 2008 and 11% over EMBARQ’s average closing stock price during the past thirty calendar days. The transaction reflects an enterprise value of approximately $11.6 billion, including the assumption of $5.8 billion of EMBARQ’s debt. Upon closing of the transaction, EMBARQ shareholders are expected to own approximately 66% and CenturyTel shareholders are expected to own approximately 34% of the combined company. The parties expect the transaction to be accretive to CenturyTel’s free cash flow per share in 2010, the first full year following the expected closing.

This transaction combines two leading communications companies with customer-focused, industry-leading capabilities. The two companies have a combined operating presence in 33 states with approximately eight million access lines and two million broadband customers. The combined company is expected to have pro forma revenue in excess of $8.8 billion, pro forma EBITDA of approximately $4.2 billion, pro forma leverage of 2.1 times EBITDA and pro forma free cash flow of approximately $1.8 billion, based on anticipated full run-rate synergies and operating results for the twelve months ended September 30, 2008.

Glen F. Post III, CenturyTel’s Chairman and Chief Executive Officer, said, “This transaction is a significant win for the shareholders of CenturyTel and EMBARQ, as well as our respective employees, customers and the communities we serve. EMBARQ has invested in building a base of high-quality assets positioned to create long-term value. We expect that bringing EMBARQ and CenturyTel together will accelerate both companies’ strategic plans, diversify our revenues and provide us with the expanded networks, expertise and financial resources to build long-term value for shareholders. I am confident that the talent and dedication of CenturyTel and EMBARQ employees will enable us to quickly realize the significant potential inherent in this combination.

“In addition to bringing together the complementary assets, geographic coverage and outstanding employees of both companies, this combination unites two very similar corporate cultures that share a strong commitment to their customers, employees and communities. I look forward to working with the combined CenturyTel and EMBARQ team to continue providing outstanding service and enhanced offerings to our customers while delivering strong returns to all our shareholders.”

Tom Gerke, EMBARQ’s Chief Executive Officer, said, “In CenturyTel, we have found a terrific strategic partner, one with an outstanding history of providing quality and innovative products and services to its customers across the country. This transaction is expected to deliver immediate value to our shareholders and provide significant growth potential via a combined company that is better positioned to compete and win in an increasingly competitive marketplace. We are looking forward to joining with a partner who shares our commitment to customers, employees and the communities we serve.”

“Shareholders and consumers alike should be excited by the potential benefits this combined company will bring to the marketplace,” said William A. Owens, current non-executive Chairman of EMBARQ’s Board and future non-executive Chairman of the combined company. “This merger will join together two industry leaders in their own right to create a dynamic new competitor in the communications industry.”

Benefits of the Transaction

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Enhanced Competitive Position: The combined company is expected to be even more competitive, with significantly increased scale to facilitate economically attractive deployment of growth products and services including expanded IPTV, broadband and wireless data offers. The two companies have a combined operating presence in 33 states with approximately eight million access lines, two million broadband customers and approximately 400,000 video subscribers.

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Significant Synergy Opportunities: The transaction is expected to generate synergies of approximately $400 million annually within the first three years of operation. Key drivers of these synergies include reduction of corporate overhead, elimination of duplicate functions, enhanced revenue opportunities and increased operational efficiencies through the adoption of best practices and capabilities from each company.

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Financial Strength and Flexibility: CenturyTel expects the transaction to be accretive to its 2010 free cash flow per share, the first full year following the expected closing. The pro forma combined company’s pro forma leverage is 2.1 times EBITDA for the twelve months ended September 30, 2008 including synergies on a full run-rate basis. This sound capital structure is well suited for long-term stability. It should allow ample funding for the business and the capacity to continue returning substantial capital to shareholders going forward.

Dividend Policy, Share Repurchase Program and Pro Forma Leverage

Each company plans to continue its current dividend policy through the close of the transaction. CenturyTel has suspended its current share repurchase program pending completion of this transaction. Post closing, subject to its intention to maintain an investment grade credit rating, CenturyTel expects to continue its current dividend policy and to return a substantial portion of the combined company’s free cash flow to shareholders through opportunistic share repurchase programs.

Management, Board Composition and Headquarters

The combined company’s senior leadership team will be comprised of executives from both CenturyTel and EMBARQ. Glen Post will be Chief Executive Officer, Tom Gerke will assume the role of executive Vice-Chairman of the Board, Karen Puckett will be Chief Operating Officer and Stewart Ewing will serve as Chief Financial Officer.

William A. Owens, currently non-executive Chairman of the EMBARQ Board of Directors, will be the non-executive Chairman of the combined company and Harvey Perry will continue as non-executive Vice-Chairman.

Following the closing of the transaction, the Board of Directors of the combined company will be composed of eight current CenturyTel Board members and seven members from the current EMBARQ Board.

Corporate headquarters will be in Monroe, Louisiana. The combined company will also maintain a significant presence in Overland Park, Kansas.

The name of the combined company will be determined prior to the close of the transaction.

Approvals and Timing

The transaction is subject to regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act as well as approvals from the Federal Communications Commission, certain state public service commissions and other customary closing conditions. The transaction is also subject to the approval of CenturyTel and EMBARQ shareholders. The companies anticipate closing this transaction in the second quarter of 2009.

CenturyTel has received commitments from Bank of America, Barclays Bank PLC, Morgan Stanley Senior Funding, Inc. and SunTrust Robinson Humphrey to refinance EMBARQ’s bank debt at closing.

Advisors

Barclays Capital and Morgan Stanley are acting as CenturyTel’s lead financial advisors with Banc of America Securities L.L.C., Merrill Lynch & Co., and Wachovia Capital Markets, L.L.C. acting as additional financial advisors. Wachtell, Lipton, Rosen & Katz and Jones Walker Waechter Poitevent Carrere & Denègre L.L.P. are CenturyTel’s legal advisors. JP Morgan is acting as financial advisor to EMBARQ, and Cravath, Swaine & Moore L.L.P. and Morris, Nichols, Arsht & Tunnell are legal advisors.

Teleconference and Webcast

CenturyTel and EMBARQ will host a conference call with the financial community today, October 27, 2008, at 10:00 am Eastern Time / 9:00 am Central Time to discuss this morning’s announcement as well as CenturyTel’s and EMBARQ’s third quarter financial results. The conference call will be streamed live over CenturyTel’s Web site at www.centurytel.com and over EMBARQ’s Web site at www.embarq.com. Interested parties can also access the call by dialing (866) 610-1072 (international: (973) 935-2840), and referencing code 70807213, ten minutes prior to the start of the call.

A digital recording of the call will be available as promptly as practicable and ending November 10, 2008 at 11:59 pm Eastern Time / 10:59 pm Central Time. The replay can be accessed by dialing (800) 642-1687 (international: (706) 645-9291) and referencing code 70807213. A replay of the call will also be available on the investor relations sections of both company’s web sites.

About CenturyTel

CenturyTel (NYSE: CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through its broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of communications services. EMBARQ has operations in 18 states and is in the Fortune 500® list of America’s largest corporations. For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® – all on one monthly bill. For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class High Speed Internet, wireless, satellite TV from DIRECTV®, enhanced data network services, voice and data communication equipment and managed network services. For more information, visit www.embarq.com.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including receipt of required approvals by CenturyTel and EMBARQ stockholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs or difficulties related to the integration of EMBARQ operations into CenturyTel will be greater than expected, the ability of the combined company to retain and hire key personnel, the impact of regulatory, competitive and technological changes and other risk factors relating to our industry as detailed from time to time in each of CenturyTel’s and EMBARQ’s reports filed with the Securities and Exchange Commission (SEC). There can be no assurance that the proposed acquisition will in fact be consummated. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CenturyTel and EMBARQ undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

CenturyTel and EMBARQ plan to file a joint proxy statement/prospectus with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about CenturyTel and EMBARQ, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to CenturyTel, 100 CenturyTel Drive, Monroe, Louisiana, 71203 Attention: Corporate Secretary, or to EMBARQ, 5454 West 110th Street, Overland Park, KS, 66211, Attention: Shareholder Relations. The respective directors and executive officers of CenturyTel and EMBARQ and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyTel’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyTel on March 27, 2008, and information regarding EMBARQ directors and executive officers is available in its proxy statement filed with the SEC by EMBARQ on March 17, 2008. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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